UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2006, at the Annual Meeting of Shareholders of Net 1 UEPS Technologies, Inc. (“Net1”), the shareholders of Net1 approved an amendment and restatement of the 2004 Stock Incentive Plan of Net1 and its Subsidiaries (the “Plan”) to increase by 2,845,600 shares the number of shares issuable under the Plan. As disclosed in Net1’s Proxy Statement for the Annual Meeting, the remuneration committee of the Board of Directors of Net1 had previously approved the grant of options to purchase an aggregate of 160,000 shares of common stock at an exercise price of $22.51 to Net1’s executive officers, subject to shareholder approval of the amendment and restatement of the Plan. Thus, upon such shareholder approval, the previously approved grants became effective. The options are exercisable in five equal installments commencing on May 8, 2007 and expire on August 24, 2016. The following table sets forth the allocation of these options to the Net1 executive officers:

Name and Position	Number of Options
Dr. Serge C.P. Belamant, Chief Executive Officer, Chairman of the Board and Director	80,000
Herman G. Kotze, Chief Financial Officer, Treasurer, Secretary and Director	35,000
Brenda Stewart, Senior Vice President – Marketing and Sales	25,000
Nitin Soma, Senior Vice President – Information Technology	20,000

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

By: /s/ Serge C.P. Belamant

Date: December 6, 2006	Serge Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer